EXHIBIT 23.6

        CONSENT OF THE PASHKE GROUP

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 21, 1998 with respect to the financial statements and supplemental schedules included in the Annual Reports on Form 11-K for the years ended December 31, 1997 of the Zurn Retirement Savings Plan, the Zurn/Nepco Retirement Savings Plan and the Eljer Tax Reduction Retirement Plan.

                                          The Pashke Group

Erie, Pennsylvania
June 11, 1998